UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021 (April 2, 2021)

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10170 Church Ranch Way, Suite 100, Westminster, CO		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 6, 2021, ARCA biopharma, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its Capital on DemandTM Sales Agreement dated July 22, 2020 (the “Original Agreement”), (together, the “Sales Agreement”) with JonesTrading Institutional Services LLC, as agent or principal (the “Agent”), pursuant to which the Company may offer and sell, from time to time through or to the Agent, additional shares of the Company’s common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $50,000,000 (the “Offering”). The Company will file a prospectus supplement with the Securities and Exchange Commission (the “SEC”) in connection with the Offering (the “Prospectus Supplement”) under its existing Registration Statement on Form S-3 (File No. 333‑254585), which became effective on March 30, 2021 (the “Registration Statement”).

Under the Sales Agreement, the Agent may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company may instruct the Agent not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The Company or the Agent may suspend or terminate the Offering upon notice to the other party and subject to other conditions.

The Company will pay the Agent a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide the Agent with customary indemnification and contribution rights. The Company also agreed to reimburse the Agent for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company previously filed the Original Agreement as Exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on July 22, 2020.

Cooley LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement and any accompanying prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 5.08. Shareholder Director Nominations.

On April 2, 2021, the board of directors (the “Board”) of ARCA biopharma, Inc., a Delaware corporation (the “Company”), approved June 10, 2021 as the date of the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Board also approved April 9, 2021 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting.

Due to the fact that the Annual Meeting will be held more than 30 calendar days from the date of the Company’s 2020 Annual Meeting of Stockholders, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission (the “SEC”) and the bylaws of the Company listed in the Company’s 2020 Proxy Statement on Schedule 14A as filed with the SEC on October 28, 2020 are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to the Company no later than April 11, 2021. The Company currently intends to make its proxy materials available beginning on or about April 21, 2021.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Cooley LLP.
10.1	Amendment No. 1 to Capital on DemandTM Sales Agreement, dated April 6, 2021, by and between ARCA biopharma, Inc. and JonesTrading Institutional Services LLC.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2021

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ Brian L. Selby
		Name:	Brian L. Selby
		Title:	Vice President, Finance and Chief Accounting Officer